Exhibit (a)(2)

SCHEDULE A

LEGG MASON PARTNERS VARIABLE EQUITY TRUST

Amended and Restated

Designation of Series of Shares of Beneficial Interest in the Trust

(Effective as of August 7, 2021)

WHEREAS, the Trustee(s) of the Trust, acting pursuant to Section 4.9 of the Declaration, desire to divide the Shares of the Trust into the following Series;

NOW THEREFORE, the Trustee(s) of the Trust do hereby establish and designate the following Series of the Trust, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.	ClearBridge Variable Aggressive Growth Portfolio

2.	ClearBridge Variable Appreciation Portfolio

3.	ClearBridge Variable Dividend Strategy Portfolio

4.	ClearBridge Variable Large Cap Growth Portfolio

5.	ClearBridge Variable Large Cap Value Portfolio

6.	ClearBridge Variable Mid Cap Portfolio

7.	ClearBridge Variable Small Cap Growth Portfolio

8.	Franklin Multi-Asset Variable Conservative Growth Fund

9.	Franklin Multi-Asset Variable Growth Fund

10.	Franklin Multi-Asset Variable Moderate Growth Fund

11.	Franklin Multi-Asset Dynamic Multi-Strategy VIT

12.	Franklin Templeton Conservative Model Portfolio

13.	Franklin Templeton Moderately Conservative Model Portfolio

14.	Franklin Templeton Moderate Model Portfolio

15.	Franklin Templeton Moderately Aggressive Model Portfolio

16.	Franklin Templeton Aggressive Model Portfolio

1.    Each Share of each Series shall have a par value of $0.00001 per Share and shall be entitled to all the rights and preferences accorded to Shares under the Declaration.

2.    The number of authorized Shares of each Series is unlimited.

3.    Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time are described in the prospectus and statement of additional information contained in the Trust’s then currently effective registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (“Prospectus”). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not

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extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4.    With respect to the Shares of each Series, (a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption, (g) any conversion or exchange feature or privilege, (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5.    The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series or the Shares of such Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6.    The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust or terminate any Series hereby designated.

7.    Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

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SCHEDULE B

LEGG MASON PARTNERS VARIABLE EQUITY TRUST

Amended and Restated

Designation of Classes

(Effective as of August 7, 2021)

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, desire to divide the Series of the Trust into one of more Classes of Shares;

NOW THEREFORE, the Trustees of the Trust do hereby establish and designate the Classes as listed below with respect to the identified Series of the Trust, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

Fund	Classes
ClearBridge Variable Aggressive Growth Portfolio	Class I, II
ClearBridge Variable Appreciation Portfolio	Class I, II
ClearBridge Variable Dividend Strategy Portfolio	Class I, II
ClearBridge Variable Large Cap Growth Portfolio	Class I, II
ClearBridge Variable Large Cap Value Portfolio	Class I, II
ClearBridge Variable Mid Cap Portfolio	Class I, II
ClearBridge Variable Small Cap Growth Portfolio	Class I, II
Franklin Multi-Asset Variable Conservative Growth Fund	Class I, II
Franklin Multi-Asset Variable Growth Fund	Class I, II
Franklin Multi-Asset Variable Moderate Growth Fund	Class I, II
Franklin Multi-Asset Dynamic Multi-Strategy VIT	Class I, II
Franklin Templeton Conservative Model Portfolio	Class I, II
Franklin Templeton Moderately Conservative Model Portfolio	Class I, II
Franklin Templeton Moderate Model Portfolio	Class I, II
Franklin Templeton Moderately Aggressive Model Portfolio	Class I, II
Franklin Templeton Aggressive Model Portfolio	Class I, II

1.    Each Share of each Class is entitled to all the rights and preferences accorded to Shares under the Declaration.

2.    The number of authorized Shares of each Class is unlimited.

3.    All Shares of a Class of a Series shall be identical with each other and with the Shares of each other Class of the same Series except for such variations between Classes as may be authorized by the Trustees from time to time and set forth in the Trust’s then currently effective registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of the Class of such Series, as the same may be amended and supplemented

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from time to time (“Prospectus”). The Trustees may change the name or other designation of a Class; and take such other action with respect to the Classes as the Trustees may deem desirable.

4.    With respect to the Shares of a Class of a Series, (a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption, (g) any conversion or exchange feature or privilege, (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Class of such Series.

5.    The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Class of a Series that have been established by the Trustees, divide or combine the issued or unissued Shares of any Class of a Series into a greater or lesser number; classify or reclassify any issued or unissued Shares of any Class of a Series into one or more Classes of such Series; combine two or more Classes of a Series into a single Class of such Series; in each case without any action or consent of the Shareholders.

6.    The designation of any Class hereby shall not impair the power of the Trustees from time to time to designate additional Classes of Shares of a Series or terminate any one or more Classes of a Series hereby designated.

7.    Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

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